UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
-----------------------------------------
FORM 8-K
-----------------------------------------

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2006

Commission File # 000-51055

RED MILE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4441647
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4000 Bridgeway, Suite 101
Sausalito, CA 94965
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

415-339-4240
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Appointment of the Executive Vice President of Operations

On December 5, 2006, Red Mile Entertainment, Inc., a Delaware corporation (the “Company”), announced that Mr. Glenn Wong joined the Company as Executive Vice President of Operations effective December 4, 2006.

Mr. Wong was President and General Manager of Electronic Arts Canada, the world’s largest video game software development studio. During his tenure, this studio dramatically grew its revenue base and tripled to over 700 employees.  He was also a Senior Vice President of Electronic Arts Inc., the dominant player in the interactive electronic entertainment landscape with nearly $3 billion in revenue as of fiscal 2006.

Before joining EA, Mr. Wong was President of Rogers Cable TV British Columbia and oversaw the first large-scale implementation of a 2-way fiber optic network for cable modems in Canada.

Mr. Wong began his career at Procter and Gamble and has been recognized over the years with numerous awards for his marketing and business accomplishments. These include two Marketer of the Year awards from the B.C. Chapter of the American Marketing Association and, in 2002, the New York American Marketing Association’s Gold Effie award for advertising effectiveness.

Mr. Wong received a bachelor’s degree in Commerce and Business Administration from the University of British Columbia, Canada.

Mr. Wong has no family relationships with any Directors or Officers of the Company. Since December 8, 2005 Mr. Wong has provided advisory services to the Company’s Board of Directors, and he will continue to provide these services in addition to his duties as the Executive Vice President of Operations going forward.

Item 8.01  Other Events (Issuances of Press Release)

   A press release in regard to the above was issued on December 5, 2006 and is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Exhibits.

(d)         EXHIBITS - The following exhibit is filed as part of this report:

           99.1 Press Release Regarding Mr. Wong issued December 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Mile Entertainment, Inc.

Date: December 8, 2006	By:	/s/ Ben Zadik
		Name:	Ben Zadik
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release regarding Mr. Wong issued December 5, 2006

4